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                                                                  Exhibit 10.9.2


                           [LogicVision Letterhead]


                                 July 18, 2001


Mr. Michael Howells
2354 Loma Park Drive
San Jose, CA 95124

    RE: $75,000 loan to purchase home repayment


    Dear Mr. Howells:

    Approximately 5 years ago LogicVision loaned you $75,000 for the purchase of a home in the San Jose, CA area and related expenses. The time has now come for you to choose one of the three options listed in point 4 of our letter agreement dated June 19, 1996 and signed by you on June 24, 1996. The three options are;
a) repay the loan in full, or; b) enter a repayment schedule for the loan based on a 10 year amortization at 8.0% (simple interest) per annum, or; c) forfeit your collateral.

    In our most recent conversation you indicated that your choice of repayment options, effective June 19, 2001 is b). Your repayment schedule, therefore, is as follows:


Year    Payment Due Date        Amount of Payment
1       June 20, 2002           $13,500
2       June 20, 2003           $12,900
3       June 20, 2004           $12,300
4       June 20, 2005           $11,700
5       June 20, 2006           $11,100
6       June 20, 2007           $10,500
7       June 20, 2008           $9,900
8       June 20, 2009           $9,300
9       June 20, 2010           $8,700
10      June 20, 2011           $8,100

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                                                                   July 18, 2001

    As we had previously agreed, you may pre-pay any portion or all of the note at anytime but you may make no more than four payments in any given year. Annual interest due is pro-rated on the unpaid balance.

    50,000 shares of your LogicVision Common Stock are being used as collateral for this loan until it has been satisfied. If we do not receive payment within 30 days of a payment due date, LogicVision may, in writing, demand full payment. If we then do not receive full payment within 10 days of our written demand, we will use your collateral to satisfy this debt. Your repayment obligation will survive if you leave LogicVision for any reason or no reason.

    Please acknowledge you agreement with the foregoing by signing below.



                                        Sincerely,

                                        /s/ John Barnet

                                        John Barnet
                                        Chief Financial Officer

I agree to the foregoing;

Name:  Michael Howells

Date:  July 18, 2001
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Signature:  /s/ Michael Howells
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